SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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FIDELITY OTC PORTFOLIO

June 5, 2000                                    [FIRST
                                                CLASS MAIL
                                                ICON
                                                APPEARS
                                                HERE]

WE ARE WRITING TO LET YOU KNOW ABOUT POSSIBLE CHANGES TO
THE DIVERSIFICATION AND CONCENTRATION POLICIES OF FIDELITY
OTC PORTFOLIO, AN INVESTMENT OPTION OFFERED BY YOUR
RETIREMENT PLAN. THESE CHANGES ARE SUBJECT TO SHAREHOLDER
APPROVAL AT A SPECIAL SHAREHOLDERS' MEETING TO BE HELD ON
JUNE 14, 2000. The proposals are designed to allow the fund to keep up with the increasing concentration in the OTC market, and to allow the fund to match or over-weight investments relative to its benchmark, the NASDAQ
Composite Index.

These proposals would give OTC Portfolio the ability to invest in a more concentrated (and less diversified) manner, and would give the fund more flexibility to invest in technology stocks, which dominate the OTC market. The DIVERSIFICATION proposal would allow the fund to invest more than 5% of its assets in a larger number of companies, by granting the flexibility to invest more of its portfolio (50%, compared to 25% currently) in positions that individually represent more than 5% of its assets. The CONCENTRATION proposal would require the fund to invest more than 25% of its assets in the technology-related sector. If adopted, the new diversification and concentration policies may pose additional risks for investors.

FOR MORE COMPLETE INFORMATION ABOUT ANY OF THE FUNDS AVAILABLE
THROUGH THE PLAN, INCLUDING FEES AND EXPENSES, CALL OR WRITE FIDELITY FOR A COPY OF THE PROXY STATEMENT OR FREE PROSPECTUSES. READ THEM
CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT CHOICES.

Fidelity Investments Institutional Services Company, Inc.
82 Devonshire St., Boston, MA 02109

103527        1.741334.100